Katch

By combining advanced data science, cutting-edge technology, and real entertainment industry experience, Katch is solving the fundamental problems gripping the content ecosystem today: how to understand audience taste, curate impactful content, and deliver the most incredible experience to viewers.


katch
the office

Invest

$100.05 minimum investment

Deadline August 10, 2021
in 2 months

Share Price
$1.45

Total Raised
$458

Valuation
$10,165,660

4(a)(6) offering provided by Netcapital Funding Portal Inc. Security transfer functionality provided by Netcapital Systems LLC.

A founding team from the highest echelons of entertainment, academia, high tech, and consumer data.

TEAM

team



Andrew Tight
CEO
• 10 Years Producing Profitable Movies
• Produced 10 movies with Lionsgate
Mitch Lowe
COO
• Netflix Founding Team
• Co-Founder/COO at Redbox (grew to $1.5B)
• CEO at MoviePass
Dr. Nolan Gasser
Genomic Operations
• Architect of Pandora Radio's Music Genome Project (Pandora sold for $3.5B)
John Dicconson
Sales
• ExecWorld and USTA Board member
• Lead five organizations from funding through successful exits
Dr. Brett Danaher
Data Science
• Associate Professor (with tenure) of Economics and Management Science at Chapman University
Arthur Coleman
Product and Engineering
• GM of Acxiom Research
• Original Product Owner for Java

PROBLEM

Hollywood is in trouble: too many new choices in movies, series, and streaming platforms have consumers frustrated deciding what to watch. Meanwhile, the very same streaming services are desperately competing for subscribers, with new platforms emerging each week.

Problem



NETFLIX	prime video	HBO max	Disney+	hulu	tv+	STARZ	SHOWTIME	Paramount+
1,177 Original Titles	222 Original Titles	521 Original Titles	36 Original Titles	73 Original Titles	23 Original Titles	40 Original Titles	284 Original Titles	14 Original Titles

Billions are spent, and sometimes wasted, every year producing and marketing ever more content. And as the stakes go up, originality diminishes. How many more reboots and sequels will it take before people have had enough?

While the fight for eyeballs and attention has never been more competitive, Hollywood remains unable to capitalize on actionable, data driven insights. Entertainment companies are forced to make decisions based on historical precedent rather than real time, authentic audience demand.

SOLUTION



katchanalytics
Home | Raised by Wolves | Audience
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Audience (Viewship Index)
Country
Demographic

Analytics

The legacy system of Hollywood needs a new way of understanding and analyzing content–an empirical, objective way of organizing itself. Enter the **Katch Media Genome**, an advanced language that captures the unique, personalized reasons why we like what we like. Designed by Dr. Nolan Gasser, the genome is the foundation of Katch's analytics and recommendation technology.

Using the Genome, Katch has built a series of Media Market Indexing products that predict where a film or series will perform better or worse across cities, countries, and even demographics. Like the "Google Maps" of filmmaking: we tell you where you should go, how to get there, and which routes to avoid.

The same indexing capability that predicts geographic success can be paired with media buying audiences too: Katch's Genomic Media Segments are built from our expertise in consumer data. These media buying audiences completely upend the way products are targeted and campaigns are designed. Rather than building messaging around broad demographic groups or behavioral segments ("repeat customers" or "frequent shoppers"), Katch's Genomic Media Segments are defined by consumer taste. This allows marketers to build incredibly sticky campaigns with powerful emotional resonance, driving up conversion rates, brand equity, and lifetime value metrics.

Genomic traits explain the reasons why different films have unique resonance in different countries. This "explainability" factor offers unprecedented levels of personalization and targeting for a multitude of use cases.

content-audience-ux



Understand Your Content
Genomic Analysis breaks content into elements to understand the why factors of audience taste
1
Know Your Audience
Market Intelligence and audience segments informed by Katch's highly-granular Genomic Traits™ facilitate emotional and taste driven insights for business intelligence and market campaigns
2
Enhance Your UX
Genomic recommendations and mood search drives user engagement and builds brand loyalty
3

BUSINESS MODEL

As a B2B entertainment-focused data analytics company, the beauty of Katch is that our technology solutions touch every part of the content lifecycle.

solutions

Our Solutions

The ultimate source for all actual entertainment data

01
Taste Based Advertising Campaigns

Build messaging and marketing campaigns informed by audience taste and values with insights derived from the Genome. Audience segments allow for fully integrated targeting and ad buying

02
Media Market Intelligence

Understand the cultural dynamics of the marketplace to plan content development, licensing, and acquisition

03
Product and UX Enhancement

Increase user trust and platform loyalty via superior and transparent recommendations combined with novel search and discovery experiences

04
Content Curation

Comprehend multiple dimensions of your content library to help design a more focused experience for your viewers

05
Hidden Audiences Expose

Uncover segments obscured by traditionally broad classifications like genre or mood. Go deeper into the different dimensions of audiences taste

Pre Product / Early Revenue:

Consulting/Project Based

- Retainer-C-Level Advisory
- Time/Materials or Project P&L
- Data Exchange

Post Product Launch / Post Proof of Concept:

Annual License Fee (SaaS)

- Modular/Product Based
- Volume Based
- Contract Length

Placement Strategy

Initial Approach: B2B in entertainment industry ecosystem (content creation, acquisition, and distribution players) focused on Tier 2/3 evolving to Tier 1

3-5 Year plan: B2B in broader Marketing Agency Ecosystem utilizing licensing fee approach and "story telling" key learnings to capture 1.5 % -2 % of $5.4 Billion TAM

revenue-horizon



Revenue Horizon (x000s)
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
Studios & Production Cos (Wholesale)
Streaming Companies (Retail)
Agencies and Brands
$513k
$6.2M
$37M
$78M
$138M
2021
2022
2023
2024
2025

MARKET

Thankfully, data-driven approaches have never been more in demand: Amazon, Apple and Roku use their networks to drive sales of their devices and services, while Disney uses data collected on their streaming apps to sell more cruises, merchandise, and theme park visits.

Streaming service subscribers


Streaming Service Subscribers Over Time (US)
(in millions)
source: Digital TV Research
157
203
317
2018
2019
2025

The sustained fire of the streaming wars means that entertainment companies **absolutely need** to understand their audiences better in order to stay relevant. In the last 10 years, Netflix has created a revolutionary and fundamentally data driven business model that every major entertainment player is now trying to replicate and enhance. This is evidenced in the massive increase in streaming service subscribers over the last several years

Industry revenues

$10 billion

"Barriers that undermine equity in content development, financing, marketing, and distribution come at a substantial cost to the film and TV industry. We estimate that the film and TV industry could unlock more than $10 billion in annual revenues simply by addressing these barriers, the equivalent of a 7 percent expansion in baseline industry revenues."

source: McKinsey

Hollywood also has a glaring diversity problem. McKinsey reported in March 2021 that the entertainment industry is missing out on at least $10 Billion in unrealized revenue due to the lingering effects of historical and ethnic bias. This unrealized potential results from the very same legacy systems that have failed to capitalize on high tech and big data. A genomic approach to content is inherently objective and empirical, optimized to remove personal bias while focusing on the real, emotional factors behind audience taste.

A more data driven industry is also a more equitable one.

SUCCESS TO DATE

So far in 2021, Katch has:

- Signed our first alpha client in the marketing agency space
- Negotiating SOWs with two streaming platforms
- Added two new strategic advisors
- Engaged in high level discussions with 5+ streaming companies for strategic analytics services
- Released MVP of Media Market Indexing Dashboard and Intelligence APIs
- Released a new version of the Genome 2.0

PRESS

KatchU Internship Program



KatchU Internship Program

Down the Line...

Katch App Commercial



Katch App Commercial

Sign Up to Beta Test!

USE OF PROCEEDS

If the offering's maximum amount of $249,400 is raised:

Use	Value	% of Proceeds
Sales and Marketing	$147,179	59.0%
Research & Development	$25,000	10.0%
Product	$65,000	26.1%
Intermediary fees	$12,221	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Katch Entertainment Inc.. This offering must raise at least $10,000 by August 10, 2021 at 12:59am ET. If this offering doesn't reach its *target*, then your money will be refunded. Katch may issue additional securities to raise up to $249,400, the offering's *maximum*.

$458 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

7,182,800 shares
× $1.45 per share

$10,415,060 implied valuation

FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

› Website

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UPDATES

Jun 9, 2021 • Primary offering of 172,000 shares at $1.45

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